AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 14, 1997

                                                REGISTRATION NO. 333-19895
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                            AMENDMENT NO. 2 TO
                                   FORM S-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                             OMNIPOINT CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     2000 NORTH 14TH STREET, SUITE 550 ARLINGTON, VA 22201 (703) 522-7778 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

        DELAWARE                       4812                    04-2969720
                                 (PRIMARY STANDARD            (IRS EMPLOYER
     (STATE OR OTHER                INDUSTRIAL             IDENTIFICATION NO.)
     JURISDICTION OF            CLASSIFICATION CODE
    INCORPORATION OR                  NUMBER)
      ORGANIZATION)

                               ----------------

   DOUGLAS G. SMITH OMNIPOINT CORPORATION 2000 NORTH 14TH STREET, SUITE 550
                      ARLINGTON, VA 22201 (703) 522-7778
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
                             OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
  EDWIN M. MARTIN, JR., ESQUIRE JAY GARY FINKELSTEIN, ESQUIRE PIPER & MARBURY
      L.L.P. 1200 19TH STREET, N.W. WASHINGTON, D.C. 20036 (202) 861-3900

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the Registration Statement becomes effective.

                        CALCULATION OF REGISTRATION FEE
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
                                            PROPOSED         PROPOSED
                               AMOUNT        MAXIMUM         MAXIMUM
  TITLE OF EACH CLASS OF       TO BE        PER NOTE        AGGREGATE       AMOUNT OF
SECURITIES TO BE REGISTERED  REGISTERED OFFERING PRICE(1) OFFERING PRICE REGISTRATION FEE
-----------------------------------------------------------------------------------------
 11 5/8% Series A Senior
  Notes due 2006........      200,000        $1,000        $200,000,000       $0(2)
-----------------------------------------------------------------------------------------

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(1) The Proposed Maximum Offering Price Per Note is based on the actual
    Offering Price Per Note of $1,000.

(2) A registration fee of $60,606 was previously paid in connection with the initial filing of the Registration Statement.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS





22. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:


    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;



      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

    (4) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  The undersigned Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporate Law, the Certificate of Incorporation and the Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification is against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the

Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE COMPANY HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ARLINGTON, COUNTY OF ARLINGTON, COMMONWEALTH OF VIRGINIA, ON THE 14TH DAY OF FEBRUARY, 1997.

                                          OMNIPOINT CORPORATION


                                          By:     /s/ Douglas G. Smith
                                              ---------------------------------
                                              DOUGLAS G. SMITH PRESIDENT AND
                                                  CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.



              SIGNATURE                         TITLE                DATE
       /s/ Douglas G. Smith             President, Chief
-------------------------------------    Executive Officer       February 14, 1997
          DOUGLAS G. SMITH               Chairman of the
                                         Board and Director

                                        Executive Vice
               *                         President and           February 14, 1997
-------------------------------------    Director; President
          GEORGE F. SCHMITT              of Omnipoint
                                         Communication, Inc.

        /s/ Bradley E. Sparks           Chief Financial
-------------------------------------    Officer                 February 14, 1997
          BRADLEY E. SPARKS

                                        Director and Vice
               *                         Chairman of the         February 14, 1997
-------------------------------------    Board
            JAMES J. ROSS

               *                        Director                 February 14, 1997
-------------------------------------
        EVELYN GOLDFINE


              SIGNATURE                         TITLE                DATE

                                        Director
               *                                                 February 14, 1997
-------------------------------------
          RICHARD L. FIELDS

                                        Director
               *                                                 February 14, 1997
-------------------------------------
          PAUL J. FINNEGAN

                                        Director
               *                                                 February 14, 1997
-------------------------------------
         JAMES N. PERRY, JR.

                                        Director
               *                                                 February 14, 1997
-------------------------------------
             ARJUN GUPTA

   */s/ Edwin M. Martin, Jr.
-------------------------------------
        EDWIN M. MARTIN, JR.
        ATTORNEY-IN-FACT
